Exhibit 99.1

FOR IMMEDIATE RELEASE

MISCOR Group Announces Huntington Service Center Open House

Massillon, Ohio, Nov. 20, 2012 – Magnetech Industrial Services, Inc. (Magnetech), a wholly owned subsidiary of MISCOR Group, Ltd. (OTCQB: MIGL), and leader in the repair and maintenance of commercial and industrial electro-mechanical equipment, today announced the official opening of its re-located Huntington, W.Va. service center. A ribbon cutting ceremony held Nov. 9 was well attended by state and local government officials, MISCOR corporate management, customers, vendors, employees and their families, and neighbors. The new facility, compared to the former facility, is equipped with increased crane capacity and improved electrical testing capabilities for up to 4,160-volt motors, allowing for additional production capabilities and improvements in workflow to meet increased growth and demand for services.

The state-of-the-art service center specializes in the repair of locomotive rotating components for domestic and international class-I and light railroads, as well as electric motors and generators for various industries, including petrochemical, steel, plastic, paper, utilities and automotive. The new facility has a footprint of 42,500 square feet, a more than 50 percent increase from the previous location, specifically designed to improve work process efficiency and capacity.

“We are very excited to officially open the new Huntington service center,” remarked Michael P. Moore, president and CEO of MISCOR Group. “This relocation plays a pivotal role in our ability to invest in growth initiatives, while continuing to strengthen our commitment of quality service to our regional customers. We are proud to make this investment in Magnetech’s future so that we can continue to be part of our customers’ futures.”

About MISCOR Group, Ltd.

Massillon, Ohio-based MISCOR Group, Ltd. (MIGL.PK) provides electrical and mechanical solutions to industrial, commercial and institutional customers through two segments: Industrial Services, consisting of the Company’s maintenance and repair services to several industries, including electric utilities, wind power, transportation, chemical, oil, pulp and paper, metal manufacturing and forming, and repairing, manufacturing, and remanufacturing industrial lifting magnets for the steel and scrap industries; and Rail Services, consisting of the Company’s manufacturing of power assemblies, engine parts, and other components related to large diesel engines. For further information about MISCOR Group, please visit www.MISCOR.com.

About Magnetech

Headquartered in Massillon, Ohio, Magnetech Industrial Services is a wholly owned subsidiary of MISCOR Group, Ltd. (MIGL.PK). The Company specializes in the sale, repair and service of commercial and industrial equipment used in the electric utility, wind power, automotive, pulp and paper, manufacturing, chemical, wastewater treatment, railroad, plastics, metal producing, metal forming and scrap metal industries. Additionally, Magnetech manufactures its own brand of electromagnetic lifting magnets. The Company provides MagneTrac® and Total Motor Management® (TMM) asset management services to help customers reduce the risk of equipment breakdowns while lowering repair and maintenance costs. On-site preventive and predictive maintenance and 24/7 emergency breakdown services are also available.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “should,” “could,” “will,” or variations of such words and similar expressions are intended to identify forward-looking statements. These forward-looking statements reflect the Company’s views, expectations and beliefs at the time such statements were made with respect to such matters, and may cover such items as the Company’s future plans, objectives, events, contract pricing and results such as revenues, expenses, income, earnings per share, capital expenditures, operating margins, financial position, expected results of operations and other financial items. There are a number of factors, many of which are beyond the Company’s control, which could cause actual results and outcomes to differ materially from those described in the forward-looking statements. Forward-looking statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions (“Risk Factors”) that make the timing, extent, likelihood and degree of occurrence of these matters difficult to predict. Risk Factors include, among others: price of raw materials, ability to win and service competitively priced new contracts in sufficient amounts to operate and expand effectively, employee turnover, ability to compete in highly competitive, geographically diverse marketplaces, ability to complete planned divestitures and varying and sometimes volatile economic conditions. For further discussion of risks and uncertainties, individuals should refer to the Company’s SEC filings. MISCOR Group, Ltd. undertakes no obligation and does not intend to update these forward-looking statements to reflect events or circumstances occurring after this press release is issued. You are cautioned not to place undue reliance on these forward looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement.

CONTACT:

Trisha Abbruzzi

MISCOR Group, Ltd.

(330) 830-3526 tabbruzzi@miscor.com